Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2016 RESULTS; REPORTS EARNINGS PER SHARE AND FFO PER SHARE GROWTH OF 121% AND 73%, RESPECTIVELY, OVER SECOND QUARTER 2015; REDUCES NET DEBT TO ADJUSTED EBITDA TO 5.09x; UPDATES GUIDANCE

IRVINE, CA, August 1, 2016 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the second quarter of 2016.

RECENT HIGHLIGHTS

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For the second quarter of 2016, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.53, $0.78, $0.61, $0.75 and $0.58, respectively, compared to $0.24, $0.45, $0.54, $0.51 and $0.52, respectively, for the second quarter of 2015.

•
During the second quarter of 2016, revenues increased 31% over the same period in 2015, from $56.6 million to $74.2 million. Excluding Forest Park investments from both periods, revenues increased 19% during the second quarter of 2016 over the same period in 2015. Excluding $8.9 million of out of period revenue recorded during the second quarter of 2016, revenues increased 16% over the same period in 2015.

•
During the second quarter of 2016, we were fully repaid under our Forest Park - Fort Worth construction loan and Forest Park - Dallas mortgage loan (collectively, the "Forest Park Loans"), realizing annualized returns of 12.2% and 10.3%, respectively. During the quarter, we received $285.5 million from our three Forest Park investments and fully completed our exit from these investments while achieving a positive total return. This amount does not include any potential future collection of guarantees under the Forest Park - Frisco lease. Total revenue for the three months ended June 30, 2016 includes $14.5 million ($0.22 per diluted common share) of interest from the Forest Park Loans, of which $8.9 million ($0.14 per diluted common share) consists of interest and fees on the Forest Park - Dallas mortgage loan for periods prior to the second quarter of 2016.

•
On July 29, 2016, we entered into a memorandum of understanding with Genesis Healthcare, Inc. ("Genesis") to market for sale up to 29 facilities currently leased to Genesis. Upon the sales of the facilities, annual rental amounts paid to us by Genesis will be reduced by an amount equal to 7.5% of the net proceeds that we receive on the sales. In addition, the memorandum of understanding calls for the laddering of maturities under leases with Genesis, resulting in 30% of revenues from Genesis leases maturing by the end of 2021, compared to 77% currently. Unless extended, the memorandum of understanding will automatically terminate with respect to any remaining facilities if a contract for the sale of such facilities has not been executed and consummated on or before October 31, 2017. If these sales and the previously announced Genesis asset sales are completed, the number of facilities leased to Genesis will decrease to 43, compared to 78 as of June 30, 2016. Finally, after completion of these sales, we expect our Genesis and Skilled Nursing/Transitional Care revenue concentrations to decrease to 27.1% and 55.6% respectively, and 24.9% and 51.1%, respectively, after sales proceeds are reinvested.

•
During the first and second quarters of 2016, we made investments of $7.3 million.  These investments consisted of: (i) $0.7 million of real estate additions; (ii) $6.2 million of preferred equity investments; and (iii) $0.4 million of investments in loans receivable.

•
Subsequent to the second quarter of 2016, we invested an aggregate of $87.6 million in two senior housing facilities and one skilled nursing facility. In addition, we have agreed to terms on the acquisition of a $22.0 million senior housing campus, which we expect to close by the end of the third quarter.

•
On August 1, 2016, our board of directors declared a quarterly cash dividend of $0.42 per share of common stock. The dividend will be paid on August 31, 2016 to common stockholders of record as of the close of business on August 15, 2016.

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•
On August 1, 2016, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on August 31, 2016 to preferred stockholders of record as of the close of business on August 15, 2016.

Commenting on the second quarter results and recent investments, Rick Matros, CEO and Chairman, said, “Sabra delivered another strong quarter. Rent coverages were stable across the board. Occupancy continued to be steady in our senior housing portfolio, and skilled mix in the skilled nursing/transitional care portfolio continued its strong year over year growth and remains the top line metric most important in gauging the progress our operating partners are making as the sector continues its steady movement toward the new paradigm.  The announcement of the dispositions in our Genesis portfolio in addition to our natural acquisition growth will accelerate our decreasing exposure to our largest tenant. The additional strategic initiatives we expect Genesis will be discussing beyond our portfolio will only serve to strengthen Genesis as an operating company and allow them to focus on the markets that will serve them best. Our acquisition activity is slowly accelerating and we have ample liquidity to take us into 2017 without having to tap the equity market and still manage our leverage at or below our stated objective.”
TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended June 30,
Facility Type	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.43x	1.18x	1.75x	1.55x
Senior Housing	1.17x	1.26x	1.34x	1.46x

Twelve Months Ended June 30,
Fixed Charge Coverage Ratio (2)	2016	2015
Genesis Healthcare, Inc.(3)	1.27x	1.27x
Tenet Health Care Corporation	2.18x	2.41x
Holiday AL Holdings LP	1.18x	1.19x
(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) include only Stabilized Facilities acquired before the three months ended June 30, 2016 and only for periods when the property was operated subject to a lease with the Company. Facility Statistics are only included in periods subsequent to our acquisition and stabilization. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(3) Fixed Charge Coverage Ratio for Genesis Healthcare, Inc. for the twelve months ended June 30, 2015 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed on February 2, 2015.
LIQUIDITY

As of June 30, 2016, we had approximately $603.8 million of liquidity, consisting of unrestricted cash and cash equivalents of $103.8 million (excluding cash and cash equivalents associated with a RIDEA-compliant joint venture) and available borrowings of $500.0 million under our revolving credit facility.

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2016 OUTLOOK UPDATE

The table below sets forth Sabra's updated 2016 full year earnings guidance:

Net income attributable to common stockholders	$0.90
Add:
Depreciation and amortization	1.05
Loss on sale of real estate	0.07
Impairment of real estate	0.45
FFO attributable to common stockholders	$2.47
Additional default interest income	(0.07)
Lease termination fee	(0.11)
Loss on extinguishment of debt	0.01
Provision for doubtful accounts and loan losses	0.03
Normalized FFO attributable to common stockholders	$2.33

FFO attributable to common stockholders	$2.47
Acquisition pursuit costs	0.03
Stock-based compensation expense	0.13
Straight-line rental income adjustments	(0.34)
Amortization of deferred financing costs	0.08
Non-cash portion of loss on extinguishment of debt	0.01
Provision for doubtful straight-line rental income and loan losses	0.04
AFFO attributable to common stockholders	$2.42
Additional default interest income	(0.07)
Lease termination fee	(0.11)
Normalized AFFO attributable to common stockholders	$2.24

The above guidance assumes all investments completed and acquisitions awarded to Sabra through August 1, 2016 and excludes any impact of the sales of up to 29 facilities currently leased to Genesis contemplated by the memorandum of understanding entered into with Genesis on July 29, 2016. The above guidance also excludes the impact of three facilities to be sold under the sale memorandum of understanding with Genesis. Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call and webcast to discuss the 2016 second quarter results will be held on Tuesday, August 2, 2016 at 10:00 am Pacific Time. The dial in number for the conference call is (888) 466-4462 and the participant code is “SABRA.” The webcast URL is http://edge.media-server.com/m/p/ux4ucuof. A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 5042328. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of June 30, 2016, Sabra’s investment portfolio included 178 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 102 Skilled Nursing/Transitional Care facilities, (ii) 75 Senior Housing facilities, and (iii) one Acute Care Hospital), 14 investments in loans receivable (consisting of (i) six mortgage loans, (ii) three construction loans, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession

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loan ("DIP")), and 11 preferred equity investments. Included in the 178 real estate properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures. As of June 30, 2016, Sabra’s real estate properties held for investment included 18,390 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our future results of operations (including our outlook for the full year 2016 and the assumptions made therein), future acquisition activity and future liquidity and our expectations for the memorandum of understanding with Genesis, including the effects of the related sale of facilities.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this release.

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CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$74,249	$56,586	$136,808	$112,158
Net income attributable to common stockholders	34,915	14,275	16,643	31,164
FFO attributable to common stockholders	51,372	27,049	85,279	58,088
Normalized FFO attributable to common stockholders	39,763	32,303	81,133	63,856
AFFO attributable to common stockholders	49,327	30,683	84,097	61,214
Normalized AFFO attributable to common stockholders	38,258	30,790	77,535	61,669
Per common share data attributable to common stockholders:
Diluted EPS	$0.53	$0.24	$0.25	$0.52
Diluted FFO	0.78	0.45	1.30	0.98
Diluted Normalized FFO	0.61	0.54	1.24	1.07
Diluted AFFO	0.75	0.51	1.28	1.02
Diluted Normalized AFFO	0.58	0.52	1.18	1.03

Net cash flow from operations	$69,768	$26,606	$94,494	$51,307

Investment Portfolio	June 30, 2016	December 31, 2015
Real Estate Properties held for investment (1)	178	180
Real Estate Properties held for investment, gross ($)	$2,166,542	$2,277,158
Total Beds/Units	18,390	18,349
Weighted Average Remaining Lease Term (in months)	111	117
Total Investments in Loans Receivable (#)	14	17
Total Investments in Loans Receivable, gross ($) (2)	$80,042	$271,094
Total Preferred Equity Investments (#)	11	10
Total Preferred Equity Investments, gross ($)	$40,957	$29,993
Debt	June 30, 2016	December 31, 2015
Principal Balance
Fixed Rate Debt	$876,996	$877,850
Variable Rate Debt (3)	341,475	519,890
Total Debt	1,218,471	1,397,740

Cash	(103,868)	(7,434)
Net Debt (4)	$1,114,603	$1,390,306

Weighted Average Effective Rate
Fixed Rate Debt	5.17%	5.17%
Variable Rate Debt (3)	2.68%	3.17%
Total Debt	4.47%	4.43%

% of Total
Fixed Rate Debt	71.9%	62.8%
Variable Rate Debt (3)	28.1%	37.2%

Availability Under Revolving Credit Facility	$500,000	$195,000
Available Liquidity (5)	$603,764	$202,412

(1) Included in Real Estate Properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) Includes $200.0 million subject to a 2% LIBOR cap and $69.5 million (CAD $90.0 million) subject to a swap agreement that fixes the CDOR rate at 1.59%. Excluding these amounts from variable rate debt equates to 5.9% of total debt being variable rate debt as of June 30, 2016.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Rental income	$55,297	$49,896	$110,609	$99,401
Interest and other income	16,993	5,999	22,325	11,383
Resident fees and services	1,959	691	3,874	1,374

Total revenues	74,249	56,586	136,808	112,158

Expenses:
Depreciation and amortization	16,405	14,497	34,171	28,647
Interest	16,427	14,052	33,345	27,932
Operating expenses	1,440	499	2,852	997
General and administrative	4,636	9,363	9,350	15,724
Provision for doubtful accounts and loan losses	223	2,972	2,746	4,116
Impairment of real estate	—	—	29,811	—

Total expenses	39,131	41,383	112,275	77,416

Other income (expense):
Loss on extinguishment of debt	—	—	(556)	—
Other income (expense)	2,400	(100)	2,400	(200)
Net (loss) gain on sale of real estate	(52)	1,723	(4,654)	1,723

Total other income (expense)	2,348	1,623	(2,810)	1,523

Net income	37,466	16,826	21,723	36,265

Net loss attributable to noncontrolling interests	9	9	41	20

Net income attributable to Sabra Health Care REIT, Inc.	37,475	16,835	21,764	36,285

Preferred stock dividends	(2,560)	(2,560)	(5,121)	(5,121)

Net income attributable to common stockholders	$34,915	$14,275	$16,643	$31,164

Net income attributable to common stockholders, per:

Basic common share	$0.53	$0.24	$0.25	$0.53

Diluted common share	$0.53	$0.24	$0.25	$0.52

Weighted-average number of common shares outstanding, basic	65,303,057	59,323,799	65,274,845	59,254,895

Weighted-average number of common shares outstanding, diluted	65,503,383	59,543,781	65,454,337	59,510,164

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $258,277 and $237,841 as of June 30, 2016 and December 31, 2015, respectively	$1,908,667	$2,039,616
Loans receivable and other investments, net	120,300	300,177
Cash and cash equivalents	103,868	7,434
Restricted cash	8,979	9,813
Prepaid expenses, deferred financing costs and other assets, net	111,532	111,797
Total assets	$2,253,346	$2,468,837

Liabilities
Mortgage notes, net	$174,053	$174,846
Revolving credit facility	—	255,000
Term loans, net	338,860	264,229
Senior unsecured notes, net	686,968	685,704
Accounts payable and accrued liabilities	36,553	35,182
Total liabilities	1,236,434	1,414,961

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,288,316 and 65,182,335 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	653	652
Additional paid-in capital	1,205,419	1,202,541
Cumulative distributions in excess of net income	(180,003)	(142,148)
Accumulated other comprehensive loss	(9,280)	(7,333)
Total Sabra Health Care REIT, Inc. stockholders’ equity	1,016,847	1,053,770
Noncontrolling interests	65	106
Total equity	1,016,912	1,053,876
Total liabilities and equity	$2,253,346	$2,468,837

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$21,723	$36,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,171	28,647
Non-cash interest income adjustments	443	212
Amortization of deferred financing costs	2,494	2,529
Stock-based compensation expense	3,652	4,672
Amortization of debt discount	54	51
Loss on extinguishment of debt	556	—
Straight-line rental income adjustments	(11,117)	(11,834)
Provision for doubtful accounts and loan losses	2,746	4,116
Change in fair value of contingent consideration	(50)	200
Net loss (gain) on sales of real estate	4,654	(1,723)
Impairment of real estate	29,811	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	3,265	(11,292)
Accounts payable and accrued liabilities	4,324	1,014
Restricted cash	(2,232)	(1,550)

Net cash provided by operating activities	94,494	51,307
Cash flows from investing activities:
Acquisitions of real estate	—	(301,851)
Origination and fundings of loans receivable	(6,283)	(21,737)
Origination and fundings of preferred equity investments	(6,172)	(5,131)
Additions to real estate	(874)	(1,033)
Repayment of loans receivable	193,893	2,052
Release of contingent consideration held in escrow	—	5,240
Net proceeds from the sale of real estate	75,456	1,800

Net cash provided by (used in) investing activities	256,020	(320,660)
Cash flows from financing activities:
Net (repayments of) proceeds from revolving credit facility	(255,000)	54,000
Proceeds from term loans	69,360	73,242
Principal payments on mortgage notes	(2,060)	(1,340)
Payments of deferred financing costs	(5,931)	(834)
Issuance of common stock, net	(1,289)	140,062
Dividends paid on common and preferred stock	(59,288)	(51,343)

Net cash (used in) provided by financing activities	(254,208)	213,787

Net increase (decrease) in cash and cash equivalents	96,306	(55,566)
Effect of foreign currency translation on cash and cash equivalents	128	(185)
Cash and cash equivalents, beginning of period	7,434	61,793

Cash and cash equivalents, end of period	$103,868	$6,042
Supplemental disclosure of cash flow information:
Interest paid	$30,581	$25,441
Supplemental disclosure of non-cash investing and financing activities:
Assumption of mortgage indebtedness	$—	$19,677

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common stockholders	$34,915	$14,275	$16,643	$31,164
Add:
Depreciation of real estate assets	16,405	14,497	34,171	28,647
Net loss (gain) on sales of real estate	52	(1,723)	4,654	(1,723)
Impairment of real estate	—	—	29,811	—
FFO attributable to common stockholders	$51,372	$27,049	$85,279	$58,088

Additional default interest income	(8,850)	—	(4,212)	—
Lease termination fee	(2,098)	—	(2,098)	—
Non-recurring or unusual acquisition pursuit costs	—	4,293	—	4,293
Loss on extinguishment of debt	—	—	556	—
Provision for doubtful accounts and loan losses (1)	(409)	854	1,860	1,020
Other normalizing items	(252)	107	(252)	455
Normalized FFO attributable to common stockholders	$39,763	$32,303	$81,133	$63,856

FFO	$51,372	$27,049	$85,279	$58,088
Acquisition pursuit costs	82	5,131	171	5,441
Stock-based compensation expense	1,834	1,754	3,652	4,672
Straight-line rental income adjustments	(5,524)	(6,178)	(11,117)	(11,834)
Amortization of deferred financing costs	1,273	1,268	2,494	2,529
Non-cash portion of loss on extinguishment of debt	—	—	556	—
Change in fair value of contingent consideration	(50)	100	(50)	200
Provision for doubtful straight-line rental income and loan losses	92	1,434	$2,615	$1,855
Other non-cash adjustments	248	125	$497	$263
AFFO attributable to common stockholders	$49,327	$30,683	$84,097	$61,214

Additional default interest income	(8,850)	—	(4,212)	—
Lease termination fee	(2,098)	—	(2,098)	—
Provision for doubtful cash income (1)	131	—	—	—
Other normalizing items	(252)	107	(252)	455
Normalized AFFO attributable to common stockholders	$38,258	$30,790	$77,535	$61,669
Amounts per diluted common share attributable to common stockholders:
Net income	$0.53	$0.24	$0.25	$0.52

FFO	$0.78	$0.45	$1.30	$0.98

Normalized FFO	$0.61	$0.54	$1.24	$1.07

AFFO	$0.75	$0.51	$1.28	$1.02

Normalized AFFO	$0.58	$0.52	$1.18	$1.03

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,503,383	59,543,781	65,454,337	59,510,164
AFFO and Normalized AFFO	65,784,776	59,742,209	65,783,312	59,733,598

(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.

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REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDAR for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDARM for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the

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REPORTING DEFINITIONS

historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased through RIDEA-compliant structures.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

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